FORM OF

TRANSFER AGENT SERVICES AGREEMENT

This Transfer Agent Services Agreement (the “Agreement”) is entered into on December [__], 2024 by and between Figure Equity Solutions, Inc. (the “Transfer Agent”), a Delaware corporation, and Figure Certificate Company, a Delaware corporation (the “Fund,” each a “Party,” and, collectively, the “Parties”).

WHEREAS, the Fund is, or will be prior to the issuance of its certificates, which will be represented as digital assets issuable or transferable on a blockchain (the “Tokens”), a face-amount certificate company registered with the SEC under the 1940 Act;

WHEREAS, the Fund desires for the ownership of the Tokens to also be recorded in the books and records of the Transfer Agent and on the Provenance Blockchain (as defined below);

WHEREAS, the Transfer Agent is registered as a transfer agent with the SEC and offers transfer agent services, which includes the Services (as defined below), which leverage the Provenance Blockchain;

WHEREAS, the Fund desires to appoint the Transfer Agent as transfer agent for the Tokens and to provide the Services; and

WHEREAS, the Transfer Agent desires to accept such appointments and to provide the Services.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

Section 1.	Definitions

As used in this Agreement, the following terms have the meanings set forth below:

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1940 Act” means the Investment Company Act of 1940, as amended.

“Affidavit” has the meaning set forth in Section 3.2(a).

“AML/KYC Service Provider” means Figure Payments Corporation or such other service provider appointed by the Fund to provide anti-money laundering and know your customer services.

“Authorized Person” means officers or designated persons of the Fund authorized to sign written instructions, requests, and other documentation in connection with this Agreement.

“Board” means the board of directors of the Fund.

“Confidential Information” means any and all technical or business information relating to a Party or provided under this Agreement, including, without limitation, financial, marketing, and product development information, Token information, Token Holder Data (including any non-public information of such Token Holder), Proprietary Information, and the terms and conditions (but not the existence) of this Agreement, that is disclosed or otherwise becomes known to the other Party or its affiliates, agents, or representatives before or during the term of this Agreement. Confidential Information constitutes trade secrets and is of great value to the owner (or its affiliates). Confidential Information does not include any information that is: (a) already known to the other Party or its affiliates at the time of the disclosure; (b) publicly known at the time of the disclosure or becomes publicly known through no wrongful act or failure of the other Party; (c) subsequently disclosed to the other Party or its affiliates on a non-confidential basis by a third party not having a confidential relationship with the owner and which rightfully acquired such information; or (d) independently developed by a Party without access to the Confidential Information of the other.

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        “Fund” has the meaning set forth in the recitals.

“Harmful Code” means any software, hardware or other technology, device or means, including any virus, worm, malware or other malicious computer code, the purpose or effect of which is to (a) permit unauthorized access to, or to destroy, disrupt, disable, distort or otherwise harm or impede in any manner any (i) computer, software, firmware, hardware, system or network; or (ii) any application or function of any of the foregoing or the security, integrity, confidentiality or use of any data processed thereby; or (b) prevents or impedes the Fund or any Fund service provider or their delegates from using, or the Transfer Agent in providing, the Services or impacts the usability or functionality of the Tokens.

“Locating Provider” has the meaning set forth in Section 3.4(a).

“Loss” or “Losses” has the meaning set forth in Section 7.3.

“Lost Token Holders” means Token Holders: (a) to whom an item of correspondence that was sent to the email address contained in the Transfer Agent’s Master Securityholder File has been returned as undeliverable; provided, however, that if such item is re-sent within one (1) month to the Lost Token Holder, the Transfer Agent, the Fund or its delegate may deem the Token Holder to be a Lost Token Holder as of the day the resent item is returned as undeliverable; and (b) for whom the Transfer Agent, the Fund or its delegate has not received information regarding the Token Holder’s new email address.

“Master Securityholder File” means the Transfer Agent’s off-chain registry, which comprises the official list of individual securityholder accounts and includes the official list of names, addresses and contact information of current Token Holders, the amount of Tokens owned by each Token Holder, the total number of Tokens in circulation, and all transactions between parties involving the Tokens, which shall mirror (i.e., be reconciled with to match) the secondary blockchain record, generally in real time, but in no event on less than a daily basis. For regulatory purposes, the Master Securityholder File is the authentic and authoritative record and any reference to “Token Holder” shall also be deemed to include the individual securityholder account maintained as part of the Master Securityholder File.

“Proprietary Information” has the meaning set forth in Section 3.3.

“Provenance Blockchain” means the blockchain-based distributed ledger on which the Fund’s Tokens will be issued.

“Rule 17Ac2-1” means 17 CFR § 240.17Ac2-1.

“SEC” means the U.S. Securities and Exchange Commission.

“Services” means the transfer agent, registrar and other services the Transfer Agent will provide to the Fund under this Agreement, including services associated with the Tokens and Master Securityholder File hereunder and those set forth in Schedule A under this Agreement.

“Tokens” has the meaning set forth in the recitals and, for the avoidance of doubt, refers to certificates issued by the Fund and the corresponding digital representations on the blockchain.

“Token Holders” means investors who own Tokens.

“Token Holder Data” means all information maintained by the Transfer Agent regarding Token Holders, which shall be deemed to include the Master Securityholder File.

“Unresponsive Payee” means any Token Holder whose digital wallet has had no withdrawals or activity within the past one (1) year.

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“Wallet” or “Wallets,” as applicable, means a digital wallet compatible with the Tokens provided by Figure Markets Holdings, Inc.

Section 2.	Appointment of Transfer Agent

2.1           Appointment. The Fund hereby appoints the Transfer Agent to act as its transfer agent and registrar for the Tokens and to provide the Services hereunder, with respect to the Fund, in accordance with the terms and conditions of this Agreement, and the Transfer Agent hereby accepts such appointment. In performing the Services hereunder, the Transfer Agent shall comply with the applicable provisions of the Fund’s current registration statement, and effective amendments thereto; provided those provisions have been reviewed and approved by the Transfer Agent before their use. The Fund shall promptly provide the Transfer Agent with copies of such material as soon as reasonably practicable.

2.2            Records. The Transfer Agent shall keep records relating to the Services in the form and manner it deems advisable, subject to the requirements of applicable law. The Transfer Agent shall preserve, maintain, and make available such records in accordance with the requirements of applicable law and the Transfer Agent’s records management policy. All such records the Transfer Agent prepares or maintains relating to the Services are the property of the Fund and will be preserved, maintained and made available in accordance with Section 31 of the 1940 Act and rules thereunder where applicable. The Transfer Agent will surrender such records promptly to the Fund upon and in accordance with the Fund’s written request.

2.3.           The Fund’s Obligations. Prior to instructing the Transfer Agent to record Tokens or requesting other Services under this Agreement, the Fund or its delegate shall complete the following actions, directly or indirectly and to the extent required by law:

(a)       Issuer Registration. Register with the Transfer Agent after the execution and delivery of this Agreement. During such registration process, the Fund shall provide the Transfer Agent the requested information to create an issuer profile, including but not limited to entity information and jurisdictions.

(b)       Tokens Creation. “Mint” (or direct the Transfer Agent to “mint”) a Token as requested on the Provenance Blockchain for the creation and delivery of Tokens to Token Holders, including but not limited to choosing a Token symbol and assigning applicable Token transfer restrictions.

(c)       Token Holder Registration. Provide or ensure the provision of all Token Holder registration information needed to the Transfer Agent in order for it to complete the stated obligations as outlined in this Agreement and ensure that each Token Holder has a valid Wallet address in place.

2.4.           Scope of Agency and Related Obligations.

(a)       Agency Relationship. The Transfer Agent shall act solely as agent for the Fund under this Agreement and owes no duties hereunder to any other person. The Transfer Agent will perform only the duties specifically set forth in this Agreement. There are no implied covenants or obligations in this Agreement with respect to the Transfer Agent.

(b)       Reliance. The Transfer Agent may rely upon, and the Fund shall hold the Transfer Agent harmless for relying upon, (1) any communication from the Fund and/or the AML/KYC Service Provider or their respective Authorized Persons, including but not limited to their officers, independent auditors, or legal counsel; or (2) any instruction, notice, request, direction, consent, report, opinion, or other instrument, paper, document, or electronic transmission furnished by or on behalf of the Fund and/or AML/KYC Service Provider that the Transfer Agent reasonably believes, in good faith, to be genuine and to have been signed or given by the proper party or parties. In addition, the Transfer Agent may, in its sole discretion, subject to the requirements of applicable law and the Fund’s registration statement, and after consultation with the Fund or its delegates, reject any transfer of Tokens it reasonably deems to be in error, in violation of law, or the Transfer Agent’s transfer policies as communicated to the Fund, or in need of further investigation, whereby the ongoing status of any such rejection shall be promptly communicated to the Fund, with all actions taken by the Transfer Agent in connection therewith completed in a prompt manner and promptly communicated to the Fund.

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(c)       Instructions for Services. From time to time, the Fund may provide the Transfer Agent with instructions concerning the Services. Further, the Transfer Agent may apply to any Authorized Person for instruction and may consult with legal counsel for the Transfer Agent or, in conjunction with the Fund, legal counsel for the Fund, regarding any matter arising in connection with the Services. The Transfer Agent and its agents and subcontractors are not liable for any action taken or omitted by the Transfer Agent in good faith reliance upon any of Fund’s instructions or upon the advice or opinion of such counsel, provided that the Fund is promptly informed of such advice or opinion of counsel and does not disagree, and further provided that with respect to the performance of any action or omission of any action upon such advice, the Transfer Agent shall be acting within the standard of care set forth in Section 7.1. The Fund shall indemnify the Transfer Agent in connection with such actions or omissions, pursuant to Section 7. The Transfer Agent will not be held to have notice of any change of authority of any Authorized Person until receipt of written notice thereof from the Fund.

(d)       Compliance with Laws. The Transfer Agent shall materially comply with all applicable U.S. federal, state, and local laws and regulations, codes, orders, and government rules in the performance of its duties under this Agreement. For the avoidance of doubt, the Transfer Agent is not responsible for compliance with any laws and regulations, codes, orders and government rules of non-U.S. jurisdictions.

(e)       Compliance Program. The Transfer Agent maintains and will continue to maintain a comprehensive compliance program reasonably designed to prevent violations of the federal securities laws pursuant to Rule 38a-1 under the 1940 Act as applicable. Pursuant to its compliance program, the Transfer Agent will provide periodic reports to the Fund. At least annually, the Transfer Agent will furnish to the Board its policies and procedures and any information as may be required by the Board in connection with approval of such policies and procedures pursuant to Rule 38a-1 under the 1940 Act. The Transfer Agent reserves the right to amend and update its compliance program and the measurement tools and certifications provided thereunder from time to time in order to address changing regulatory and industry developments.

Section 3.	Transfer Agent Services.

3.1           Services. The Transfer Agent shall perform the Services, which include those set forth in Schedule A, attached hereto and incorporated herein. For the avoidance of doubt, the Parties may amend Schedule A in writing, based on mutual negotiation in good faith, from time to time pursuant to Section 11.6 to reflect any changes of the Services.

3.2.           Lost and Stolen Tokens.

(a)       Lost Tokens. If the Transfer Agent receives an Affidavit of Loss and Agreement of Indemnity (the “Affidavit,” attached hereto as Appendix A), and the Transfer Agent approves the Affidavit, then, the Transfer Agent will generate a new Token registered to such Token Holder, burn the lost Tokens, and issue replacement Tokens to the new Wallet.

(b)       Stolen Tokens. If the Transfer Agent receives written notice from a Token Holder of a stolen Token incident, the Transfer Agent will promptly freeze the allegedly stolen Tokens and restrict them from being transferred. The Transfer Agent will then contact the new holder of the allegedly stolen Tokens if such new holder’s wallet has been whitelisted in regards to the new holder’s receipt and ownership of the Tokens, and the Transfer Agent will, jointly with the Fund, determine if such Tokens were lawfully transferred or stolen. The Transfer Agent may freeze the Tokens of all related parties involved in the stolen Token incident until such determination is made.

3.3           Proprietary Information. The Fund agrees that the databases, programs, screen and report formats, interactive design techniques, and documentation manuals the Transfer Agent provides to the Fund as part of the Services are under the control and ownership of the Transfer Agent, and constitute copyrighted, trade secret, or other proprietary information (collectively, “Proprietary Information”). Proprietary Information shall not include Token Holder Data or all or any portion of any of the foregoing items that are or become publicly available without breach of this Agreement, that are released for general disclosure by a written release by the Transfer Agent, or that are already in the possession of the receiving party at the time of receipt without obligation of confidentiality or breach of this Agreement. The Fund shall treat all Proprietary Information as confidential in accordance with Section 8 of this Agreement. Each Party shall advise its relevant employees and agents of its obligations pursuant to this Section 3.3.

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3.4           Lost Token Holders

(a)       Lost Token Holders Searches. The Transfer Agent will conduct such database searches to locate Lost Token Holders as required under applicable law. The Transfer Agent may use the services of a locating service provider (the “Locating Provider”) to aid in such searches. If the Transfer Agent obtains a new address through such searches, the Transfer Agent will conduct a verification mailing to the Lost Token Holder and update the Transfer Agent’s records accordingly.

(b)       Pursuant to Section 3.4(a), the Fund hereby authorizes the Transfer Agent to provide the Locating Provider with all information necessary to conduct the Lost Token Holder searches.

3.5           Unresponsive Payees. The Transfer Agent will send all required notifications to Unresponsive Payees as provided under applicable law.

Section 4.	Dividends and Custody

4.1            Declaration of Dividends. To the extent applicable, all dividends and payments shall be distributed by the Fund, except as otherwise may be agreed in writing by the Parties. The Transfer Agent shall provide the Fund with such information as the Fund reasonably requests in relation to the foregoing.

4.2            No Custody. The Transfer Agent will not custody any cash, securities, stablecoins, or cryptocurrency under this Agreement.

Section 5.	Fees and Expenses

5.1           Fees. The Fund shall pay the Transfer Agent fees for the Services performed pursuant to this Agreement, as specified in Schedule B.

5.2           Out-of-Pocket Expenses. In addition to the fees paid under Section 5.1, the Fund shall reimburse the Transfer Agent for all reasonable and documented out-of-pocket expenses as set out in the fee schedule in Schedule B (including, but not limited to, all legal counsel expenses for the Transfer Agent regarding any matter arising in connection with the Services and fees incurred in connection with Token transactions on the Provenance Blockchain, such as “gas” fees or similar transaction fees charged by the blockchain network, if applicable).

5.3           Payment of Fees and Expenses. The Fund shall pay all fees and reimbursable expenses within thirty (30) calendar days following the delivery of the Transfer Agent’s billing invoice. The Transfer Agent shall send billing invoices to the Fund within ten (10) calendar days following the end of a calendar month. The Fund shall pay interest, at a rate determined by the Transfer Agent and subject to the limitations of applicable law, on unpaid, undisputed balances outstanding for more than ninety (90) calendar days.

5.4           Services Required by Legislation. The Parties will negotiate, in good faith, fees for Services required by legislation or regulatory mandate that become effective after the date of this Agreement, pursuant to Section 5.1.

Section 6.	Representations and Warranties

6.1           Representations and Warranties of the Fund. The Fund represents and warrants to the Transfer Agent as follows:

(a)       It is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware;

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(b)       It is a face-amount certificate company registered with the SEC under the 1940 Act;

(c)       It is authorized to issue an unlimited number of certificates represented as tokens;

(d)       It is empowered under applicable laws and governing instruments to enter into and perform this Agreement;

(e)       The execution, delivery, and performance of this Agreement by the Fund has been duly authorized by all necessary action, constitutes a legal, valid, and binding obligation of the Fund enforceable against the Fund in accordance with its terms, will not require the consent of any third party that has not been given, and will not violate, conflict with, or result in the breach of any material term, condition, or provision of (i) any existing law, ordinance, or governmental rule or regulation to which the Fund is subject, (ii) any judgment, order, writ, injunction, decree, or award of any court, arbitrator or governmental or regulatory official, body, or authority applicable to the Fund, (iii) the Fund’s incorporation documents or by-laws, and (iv) any material agreement to which the Fund is a party; and

(f)       It further represents and warrants that (i) its use of the Services and the Provenance Blockchain materially complies and will materially comply with all applicable laws, (ii) it shall make any and all registrations, filings and pay any and all fees required by applicable laws in connection with any offering or, transfer, and, if permitted, the secondary trading of the Tokens, (iii) any Tokens issued and outstanding on the date hereof have been duly authorized, validly issued and are fully paid and are non-assessable; and any Tokens to be issued hereafter, when issued, shall have been duly authorized, validly issued and fully paid and will be non-assessable, (iv) any Tokens issued and outstanding on the date hereof have been duly registered under the 1933 Act, and such registration has become effective, or are exempt from such registration; (v) any Tokens to be issued hereafter, when issued, shall have been duly registered under the 1933 Act, and such registration shall have become effective, or shall be exempt from such registration; and shall have been duly registered under the 1934 Act, or shall be exempt from such registration, and (vi) the Fund has paid or caused to be paid all taxes, if any, that were payable upon or in respect of the original issuance of the Tokens issued and outstanding on the date hereof.

The Fund will notify the Transfer Agent promptly if any of the representations and warranties above cease to be true.

6.2           Representations and Warranties of the Transfer Agent. The Transfer Agent represents and warrants to the Fund as follows:

(a)       It is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware;

(b)       It is empowered under applicable laws and by its Articles of Incorporation and Bylaws to enter into and perform this Agreement;

(c)       It is a transfer agent registered under Rule 17Ac2-1 promulgated under the 1934 Act, in good standing, it will maintain all such licenses and registrations required to perform the Services under applicable laws, and it will promptly notify the Fund in the event of any material change in its status as a registered transfer agent;

(e)       It will promptly notify the Fund in the event that the Transfer Agent is for any reason unable to perform any of its obligations under this Agreement;

(f)       It will promptly notify the Fund of any received, pending or threatened material legal, regulatory or administrative proceedings, examinations, inquiries, sweep requests or investigations with respect to the Transfer Agent or the Services (and any findings related thereto);

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(g)       The execution, delivery, and performance of this Agreement by the Transfer Agent has been duly authorized by all necessary action, constitutes a legal, valid, and binding obligation of the Transfer Agent enforceable against the Transfer Agent in accordance with its terms, will not require the consent of any third party that has not been given, and will not violate, conflict with or result in the breach of any material term, condition, or provision of (i) any existing law, ordinance, or governmental rule or regulation to which the Transfer Agent is subject, (ii) any judgment, order, writ, injunction, decree, or award of any court, arbitrator, or governmental or regulatory official, body, or authority applicable to the Transfer Agent, (iii) the Transfer Agent’s incorporation documents or by-laws, or (iv) any material agreement to which the Transfer Agent is a party.

The Transfer Agent will notify the Fund promptly if any of the representations and warranties above cease to be true.

Section 7.	Standard of Care, Limitation of Liability, and Indemnification

7.1           Standard of Care. The Transfer Agent shall at all times act in good faith and without gross negligence and agrees to exercise the care and expertise of a provider of transfer agency services and use all reasonable efforts in performing the Services under this Agreement.

7.2           Limited Liability.

(a)       The Transfer Agent is only liable for any loss or damage under this Agreement as a result of the Transfer Agent’s gross negligence, bad faith or willful misconduct. The foregoing sentence notwithstanding, any liability of the Transfer Agent will be limited, in the aggregate, to the fees paid hereunder to the Transfer Agent or otherwise to any of its affiliates by the Fund, its investment adviser or any of their affiliates during the twelve (12) months immediately preceding the event for which recovery from the Transfer Agent is being sought.

(b)       Notwithstanding anything in this Agreement to the contrary, neither Party will be liable to the other Party for incidental, indirect, special, or consequential damages of any nature whatsoever, including, but not limited to, loss of anticipated profits, occasioned by a breach of any provision of this Agreement, even if a Party apprises the other Party of the possibility of such damages.

7.3           Indemnification. The Fund shall defend, indemnify, and hold the Transfer Agent and the Transfer Agent’s affiliates, and its and their officers, directors, managers, shareholders, members, employees, representatives and successors and assigns (collectively, “the Transfer Agent Indemnitees”) harmless from and against any loss, liability, damage or expense (including, without limitation, reasonable attorney's fees arising out of unaffiliated third party claims (collectively, “Losses”) to which the Transfer Agent Indemnitees may become subject which are attributable to the Services provided herein, except those arising out of or otherwise related to: (i) the willful misconduct, bad faith or gross negligence of the Transfer Agent Indemnitees; (ii) any failure of any of the Transfer Agent Indemnitees to comply with applicable law or regulation; or (iii) any material breach by any of the Transfer Agent Indemnitees of their obligations herein.

Section 8.	Confidentiality

8.1           Use and Disclosure. Neither Party may disclose, in any manner, Confidential Information of the other Party in any form to any person or entity without the other Party’s prior consent. Each Party may disclose relevant aspects of the other party’s Confidential Information to its officers, affiliates, agents, subcontractors, and employees solely to the extent necessary to perform its duties and obligations under this Agreement, provided such disclosure is not prohibited under applicable law. To the extent that a Party delegates any duties and responsibilities under this Agreement to an agent or other subcontractor, the Party will ensure that such agent and subcontractor are contractually bound to confidentiality terms consistent with the terms of this Section 8.

8.2.            Required or Permitted Disclosure. In the event that any requests or demands are made for the disclosure of Confidential Information other than requests to the Transfer Agent for Token Holder records, pursuant to subpoenas from state or federal government authorities (e.g., probate, divorce, and criminal actions), the Party receiving such request will promptly notify the other Party to secure instructions from an authorized officer of such Party as to such request and to enable the other Party the opportunity to obtain a protective order or other confidential treatment, unless such notification is otherwise prohibited by law or court order. Each Party may disclose Confidential Information to any person whenever it is advised by counsel that the Party may be held liable for the failure to disclose such Confidential Information or if required by law or court order.

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8.3.             Unauthorized Disclosure. As may be required by law and without limiting any Party’s rights with respect to a breach of this Section 8, each Party will promptly:

(a) notify the other Party in writing of any unauthorized possession, use, or disclosure of the other Party’s Confidential Information by any person or entity that becomes known to such Party;

(b) furnish to the other Party full details of the unauthorized possession, use, or disclosure; and

(c) use commercially reasonable efforts to prevent a recurrence of any such unauthorized possession, use or disclosure of Confidential Information.

8.4.           Costs. Each Party will bear the costs incurred from compliance with this Section 8.

Section 9.	Term and Termination

9.1.          Term. The term of this Agreement shall be for a period of three (3) years from the date first written above. This Agreement will automatically renew for successive one (1) year periods unless a terminating Party gives written notice of termination to the other Party not less than ninety (90) days before the expiration of the then current term.

9.2.          Termination for Cause. During the initial term and any renewal term, either Party may terminate this Agreement at any time upon (a) a material breach of a representation, covenant or term of this Agreement by the other Party which is not cured within thirty (30) days after receipt of written notice thereof from the terminating Party, (b) commencement of any proceeding in bankruptcy, reorganization, receivership, or insolvency by or against the other Party, the other Party becomes insolvent or ceases to pay its obligations as they become due, or the other Party makes any assignment for the benefit of its creditors, or (c) based upon the Fund’s determination that there is a reasonable basis to conclude that the Transfer Agent is insolvent or that the financial condition of the Transfer Agent is deteriorating in any material respect.

9.3.          Fees and Expenses. Upon termination or expiration of this Agreement for any reason, the Fund shall pay to the Transfer Agent on or before the effective date of such termination or expiration all undisputed fees and expenses due and payable to the Transfer Agent up to and including the date of such termination or expiration.

9.4.          Early Termination. Notwithstanding anything in this Agreement to the contrary, if this Agreement is terminated prior to the expiration of the term by the Fund for any reason other than pursuant to Section 9.2 or other than by reason of the Fund’s liquidation, acquisition, merger or restructuring, Fund shall pay to the Transfer Agent, fifty percent (50%) of all fees accelerated through the end of, and including all months that would have remained in, the term at the time of termination. Such fees will be calculated using the rates, volumes, and Services in effect as of the termination date.

9.5           Effect of Termination. Upon expiration or termination of this Agreement for any reason, upon the Fund’s written request, the Transfer Agent will, in a practical and reasonable manner, promptly return, migrate, or dispose data and records prepared or maintained relating to the Services, subject to applicable laws. In the event the Transfer Agent is required to retain such data or records after termination under applicable laws, the Transfer Agent shall continue to treat such data and records as Confidential Information.

Section 10.	Subcontractors and Unaffiliated Third Parties

10.1         Subcontractors. The Transfer Agent may subcontract with (a) any affiliates or (b) unaffiliated subcontractors for such services as may be required from time to time, provided, however, that the Transfer Agent is as responsible to Fund for the acts and omissions of any subcontractor as it is for its own acts and omissions under this Agreement, subject to Sections 2.4(c), 7.1 and 7.2 and further provided that any such subcontractor shall be a registered transfer agent to the extent such subcontracted services are required to be provided by a registered transfer agent.

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10.2.         Unaffiliated Third Parties. Nothing under this Agreement imposes any duty upon the Transfer Agent in connection with or makes the Transfer Agent liable for the actions or omissions to act of unaffiliated third parties, other than subcontractors referenced in Section 10.1 of this Agreement.

Section 11.	Miscellaneous

11.1         Notices. Any notice or other communication required or permitted to be given under this Agreement will be in writing, will be by electronic mail to the following addresses, and will be deemed delivered upon the posting of a record of such communication as “received” in the email system of the recipient Party.

(a)	If to the Fund:

legal@figuremarkets.com

with a copy (which will not constitute notice) to:

Figure Certificate Company Attn: Michael S. Cagney, Chief Executive Officer 650 California Street Suite 2700 San Francisco, CA 94108

(b)	If to the Transfer Agent:

compliance@figuremarkets.com

with a copy (which will not constitute notice) to:

Figure Equity Solutions, Inc. 650 California Street Suite 2700 San Francisco, CA 94108

11.3.        No Fiduciary Duties. Each Party specifically disclaims and waives the formation of any fiduciary relationship between them under or in relation to this Agreement and the Services. The Fund acknowledges and agrees that (i) the Transfer Agent is not a registered investment advisor nor a broker-dealer, (ii) the Transfer Agent is not providing any legal, tax, investment or marketing advice, (iii) the Transfer Agent has no role in communicating with any person regarding the suitability of an investment in Tokens and (iv) the Transfer Agent is not involved in the drafting or review of Fund or Fund securities filings, offering memoranda, or other marketing materials and in no event shall the Transfer Agent be liable to the Fund, to any Authorized Person or any other person for any losses arising out of any statements or omissions therein, except to the extent the Transfer Agent has provided or made available materially false or misleading information describing the Transfer Agent or its services that is included in any such documents.

11.4.        Assignment. Neither Party may assign this Agreement or any rights or obligations hereunder without the written consent of the other Party.

11.5.        Successors. All covenants and provisions of this Agreement by or for the benefit of either Party will bind and inure to the benefit of its respective permitted successors and assigns hereunder.

11.6.        Amendments. This Agreement may be amended or modified by a written amendment executed by the Parties.

11.7.        Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated.

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11.8.        Governing Law. This Agreement is governed by, and construed and enforced in accordance with, the laws of the State of California, without giving effect to the principles of conflicts of law thereof.

11.9.        Force Majeure. Except as may arise from the Transfer Agent’s failure to exercise its standard of care, neither Party shall be liable for any delays or failures in performance resulting from acts beyond its reasonable control, including, without limitation, work stoppage, power or other mechanical failure, natural disaster, governmental action or communication disruption.

11.10.      Third Party Beneficiaries. The provisions of this Agreement are intended to benefit only the Parties and their respective permitted successors and assigns. No rights will be granted to any other party by virtue of this Agreement, and there are no third-party beneficiaries hereof.

11.11       Construction of Agreement. The Parties participated jointly in the negotiation and drafting of this Agreement. If any ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

11.12.      Survival. All provisions regarding indemnification, warranty, liability and limits thereon, compensation, expenses, confidentiality, and protection of proprietary rights and trade secrets will survive the termination or expiration of this Agreement.

11.13.      Merger of Agreement. This Agreement, including all Schedules and Exhibits hereto, constitutes the entire agreement between the Parties and supersedes any prior agreement with respect to the subject matter of this Agreement, whether oral or written.

11.14  Waiver. No waiver by either Party or any breach or default of any of the covenants or conditions herein contained and performed by the other Party shall be construed as a waiver of any succeeding breach of the same or of any other covenant or condition. Any waiver must be in writing signed by the waiving party.

11.15.      Descriptive Headings. Descriptive headings contained in this Agreement are for convenience only and do not control or affect the meaning or construction of any of the provisions hereof.

11.16.      Counterparts. This Agreement may be executed in one or more counterparts and transmitted by PDF or similar electronic means, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

11.17       Limitation of Liability of the Directors and Token Holders. This Agreement is executed by the Fund and the obligations hereunder are not binding upon any of the directors, officers or Token Holders of the Fund individually.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties have entered into this Transfer Agent Services Agreement, effective as of the date first set forth above.

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FUND:

Figure Certificate Company

By:

TRANSFER AGENT:

Figure Equity Solutions, Inc.

By:

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SCHEDULE A

Transfer Agent Services

The Transfer Agent shall provide the following services to the Fund under this Agreement:

Transfer Agent Services

A.	Record all orders for transactions of Tokens in accordance with applicable laws, and as specified in the Fund’s registration statement filed with the SEC;

B.	Record purchase and redemption orders, and record the appropriate number of Tokens being held in the appropriate Token Holder account;

C.	Maintain the Master Securityholder File, including making changes to Token Holder records;

D.	Record the issuance of Tokens of the Fund and maintain, pursuant to Rule 17Ad-10(e) promulgated under the 1934 Act, a record of the total number of Tokens of the Fund which are authorized, issued and outstanding;

E.	Prepare and deliver electronic notifications to Token Holders for all purchases and redemptions of Tokens and other confirmable transactions in Token Holders accounts;

F.	Register each applicable blockchain Wallet address after each has been whitelisted by the Fund’s AML/KYC Service Provider and associate it with the identifying information of an applicable Token Holder in the Master Securityholder file prior to any issuance or transfer of applicable Tokens;

G.	Mint, transfer and burn Tokens upon Fund’s request, subject to conditions set forth in this Agreement and subject to the Transfer Agent’s approval;

H.	Record the issuance and burning of Tokens and maintain all Token Holder accounts, including changes thereto; and

I.	Record transfers of Tokens upon receipt of instructions from Fund or Token Holders, subject to the Transfer Agent’s approval.

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Schedule B

 Fee Schedule

●	[The Fund will pay the Transfer Agent a monthly fee of $5000 for the services. ]

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APPENDIX A

Affidavit of Loss and Agreement of Indemnity

Description of Lost Tokens:

Number of Tokens Lost	Digital Wallet Address in which Tokens Were Held

By signing this affidavit, I (we) agree to the following:

I (we), [insert name(s)], am (are) the lawful owner(s) of [insert number and name of relevant Tokens] (the “Tokens”). The Tokens have not been transferred, assigned, pledged or otherwise disposed of and are not being held at or by any financial institution as collateral or is not otherwise deposited under any agreement with an individual/entity. In addition, no person, firm or corporation other than the lawful owner has any right, title, claim, equity interest in, to or respecting the Tokens. I make this Statement/Affidavit for the purpose of (i) inducing the liquidation/burning of the Tokens without possessing the “private key” to the digital wallet currently holding the Tokens and (ii) requesting Figure Equity Solutions, Inc. (“the Transfer Agent”) to reissue new Tokens (the “Replacement Tokens”) to a digital wallet with the address of [insert public key of new wallet address]. I hereby agree for myself, my heirs, assigns and personal representative, that in connection with the foregoing to completely indemnify, protect and hold harmless the Transfer Agent from and against all losses, costs and damages, including court costs and attorney’s fees, which may be subject to or liable for in respect of the liquidation/burning of the Tokens and the issuance of the Replacement Tokens. The rights accruing to the Transfer Agent under the preceding sentence will not be limited by negligence, inadvertence, accident, oversight or breach or any duty or obligation on the part of the Transfer Agent or its officers, employees and agents or their failure to inquire into, contest, or litigate any claim, whenever such negligence, inadvertence, accident, oversight or breach or failure may occur or have occurred.

Date Signed:

Signature (include title if not individual):

Second Signature (if Securities are jointly held):

Notary signature and stamp to be placed below:

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Instructions to Affidavit of Loss and Agreement of Indemnity

∙	Please sign, date and provide your contact information as requested.

∙	The signature must be witnessed by a notary public, who must also sign the document after witnessing the signature.

∙	If the Tokens are owned jointly, all Token Holders must sign. Only contact information for one Token Holder is required.

∙	If the Tokens are owned in the name of a corporate entity, an authorized officer must sign and a board resolution verifying the authority of the officer must be furnished.

∙	If the Tokens are owned by a deceased individual, the personal representative of the estate of the decedent must sign. A certified copy of the certificate of appointment of the personal representative (executor, administrator, etc.) of the estate of the decedent dated within sixty (60) days of the date this Affidavit signed, must also be provided.

∙	If the Tokens are owned by a corporation, all of the directors are required to sign and the corporation instrument must be furnished.

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